Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD FISCAL QUARTER FINANCIAL RESULTS AND ITS QUARTERLY DIVIDEND OF $0.28 PER SHARE

Quarterly Sales Increased 10%

Diluted EPS increased from $0.34 to $0.38 per share

Quarterly Average Order Size increased to $88

Delray Beach, Florida, January 19, 2021, PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2020. Net sales for the quarter ended December 31, 2020 were $65.9 million, compared to $59.9 million for the quarter ended December 31, 2019, an increase of 10.0%. Net sales for the nine months ended December 31, 2020 were $237.5 million, compared to $209.8 million for the nine months ended December 31, 2019, an increase of 13.2%. Net income was $7.6 million, or $0.38 diluted per share, for the quarter ended December 31, 2020, compared to net income of $6.8 million, or $0.34 diluted per share, for the quarter ended December 31, 2019, an 11.3% increase to net income. Net income was $23.8 million, or $1.18 diluted per share, for the nine months ended December 31, 2020, compared to net income of $18.8 million, or $0.94 diluted per share, for the nine months ended December 31, 2019, a 26.0% increase to net income. Reorder sales increased 11.9%, to $60.2 million for the quarter ended December 31, 2020, compared to $53.8 million for the same quarter in the prior year. Reorder sales increased 13.6%, to $208.4 million for the nine months ended December 31, 2020, compared to $183.4 million for the same period in the prior year.

Menderes Akdag, CEO and President, commented: “We were pleased with the Company’s performance during the quarter and throughout 2020, where we have seen both double digit top and bottom line growth. Strong reorder sales and increasing gross and operating margins during the quarter contributed to our success. Our reorder growth for the three and nine months ended on December 31, 2020 was likely energized by the increased use of loyalty credits by our customers through our Loyalty Program, which was launched in September 2019, and by our Easy Refill Program. Our average order size increased from $85 to $88 for the quarters ended December 31, 2019 and 2020, respectively. In the beginning of 2021 we unveiled a new logo to commemorate the Company’s 25th anniversary. The inspiration for this new logo and brand identity came mostly from consumer feedback. We embraced the opportunity to refresh our logo and brand to best represent both pet health and wellness on our new website platform. In the next fiscal year, we will be exploring alternative ways of acquiring new customers and adding value-added services, and we will continue investing in our e-commerce platform and mobile app to optimize our customers’ digital experience.”

The Board of Directors declared a quarterly dividend of $0.28 per share on the Company’s common stock. The dividend will be payable on February 12, 2021, to shareholders of record at the close of business on February 1, 2021. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 19, 2021 until February 2, 2021 at 11:59 P.M Eastern Time. To access the replay, call (888) 676-2680 (toll free) or (402) 220-6446, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2020. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share data)

	December 31,	March 31,
	2020	2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$106,501	$103,762
Accounts receivable, less allowance for doubtful accounts of $28 and $59, respectively	1,831	3,843
Inventories - finished goods	28,165	17,884
Prepaid expenses and other current assets	4,512	3,529
Total current assets	141,009	129,018

Noncurrent assets:
Property and equipment, net	25,502	25,445
Intangible assets	860	860
Total noncurrent assets	26,362	26,305

Total assets	$167,371	$155,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$21,869	$19,658
Accrued expenses and other current liabilities	4,429	4,214
Income taxes payable	623	471
Total current liabilities	26,921	24,343

Deferred tax liabilities	1,323	970

Total liabilities	28,244	25,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,271 and 20,166 shares issued and outstanding, respectively	20	20
Additional paid-in capital	6,098	3,804
Retained earnings	133,000	126,177

Total shareholders' equity	139,127	130,010

Total liabilities and shareholders' equity	$167,371	$155,323

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Sales	$65,896	$59,915	$237,536	$209,839
Cost of sales	46,273	42,218	168,110	150,279

Gross profit	19,623	17,697	69,426	59,560

Operating expenses:
General and administrative	6,487	6,040	21,050	18,851
Advertising	3,221	3,163	17,385	16,543
Depreciation	622	562	1,791	1,702
Total operating expenses	10,330	9,765	40,226	37,096

Income from operations	9,293	7,932	29,200	22,464

Other income:
Interest income, net	73	421	229	1,447
Other, net	345	301	938	862
Total other income	418	722	1,167	2,309

Income before provision for income taxes	9,711	8,654	30,367	24,773

Provision for income taxes	2,100	1,814	6,576	5,925

Net income	$7,611	$6,840	$23,791	$18,848

Net income per common share:
Basic	$0.38	$0.34	$1.19	$0.94
Diluted	$0.38	$0.34	$1.18	$0.94

Weighted average number of common shares outstanding:
Basic	20,094	19,984	20,047	20,060
Diluted	20,104	19,994	20,100	20,071

Cash dividends declared per common share	$0.28	$0.27	$0.84	$0.81

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net income	$23,791	$18,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,791	1,702
Share based compensation	2,294	2,081
Deferred income taxes	353	(12)
Bad debt expense	84	102
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,928	388
Inventories - finished goods	(10,281)	(2,795)
Prepaid income taxes	-	582
Prepaid expenses and other current assets	(983)	(1,424)
Accounts payable	2,211	360
Accrued expenses and other current liabilities	286	851
Income taxes payable	152	895
Net cash provided by operating activities	21,626	21,578

Cash flows from investing activities:
Purchases of property and equipment	(1,848)	(1,827)
Net cash used in investing activities	(1,848)	(1,827)

Cash flows from financing activities:
Repurchase and retirement of common stock	-	(11,496)
Dividends paid	(17,039)	(16,410)
Net cash used in financing activities	(17,039)	(27,906)

Net increase (decrease) in cash and cash equivalents	2,739	(8,155)
Cash and cash equivalents, at beginning of period	103,762	100,529

Cash and cash equivalents, at end of period	$106,501	$92,374

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$6,356	$4,460

Property and equipment in current assets	$-	$1,344

Dividends payable in accrued expenses	$174	$196

Exhibit 99.1 Page 4 of 4